EXHIBIT 23.1












     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
     --------------------------------------------------

I hereby consent to the incorporation by reference in the March 31, 2002, Form 10-K of Commerce Group Corp., its Joint Venture, and its subsidiaries of my report dated May 10, 2002, which appears in the annual report on Form 10-K for the year ended March 31, 2002.

Bruce Michael Redlin, CPA, LLC
Certified Public Accountant

/s/ Bruce Michael Redlin

Milwaukee, Wisconsin
May 10, 2002